As filed with the Securities and Exchange Commission on April 17, 2006
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vasogen Inc.
(Exact name of registrant as specified in its charter)
Canada (State or other jurisdiction of incorporation or organization)		Not Applicable (IRS Employer Identification No.)
2505 Meadowvale Boulevard Mississauga, Ontario Canada L5N 5S2 (905) 817-2000 (Address of Principal Executive Offices)

VASOGEN INC. EMPLOYEE STOCK OPTION PLAN - 2003 (as amended)
VASOGEN INC. DIRECTOR STOCK OPTION PLAN - 2003 (as amended)
(Full title of the plan)

CT Corporation System, 111 Eighth Avenue
New York, New York 10011
(212) 894-8400
(Name, address, telephone number, including area code, of agent for service)

Copies to:
Geofrey Myers Lang Michener LLP BCE Place 181 Bay Street, Suite 2500 Toronto, Ontario M5J 2T7 (416) 360-8600	Edwin S. Maynard Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Shares, no par value	3,250,000 shares	$1.98	$6,435,000	$688.55

(1)
Represents (i) 3,000,000 shares added to the Vasogen Inc. Employee Stock Option Plan - 2003 (as amended) and (ii) 250,000 shares added to the Vasogen Inc. Director Stock Option Plan - 2003 (as amended, together, the “Plans”).

(2)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 under the Securities Act of 1933. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Shares as quoted on the Nasdaq National Market on April 12, 2006 (a date within five business days of the filing of this Registration Statement).

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to register an additional 3,250,000 shares of the common shares, no par value (“Common Shares”), of Vasogen Inc. (the “Registrant”) issuable pursuant to the Registrant’s Plans. On May 20, 2004, the Registrant filed a registration statement (the “Original Registration Statement”) on Form S-8 (File No. 333-115701). The contents of the Original Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit	Description

5.1	Opinion of Jacqueline Le Saux, Canadian in house counsel of the Registrant, regarding the legality of the common stock being registered.

23.1	Consent of Jacqueline Le Saux, Canadian in house counsel of the Registrant (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on April 17, 2006.

VASOGEN INC.

By:	/s/ Jacqueline Le Saux
	Name:	Jacqueline Le Saux
	Title:	Vice-President, Corporate & Legal Affairs

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David G. Elsley and Paul J. Van Damme and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments to this Registration Statement, including post-effective amendments and supplements thereto, and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on April 17, 2006.

Signature	Title

/s/ David G. Elsley
David G. Elsley	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul J. Van Damme
Paul J. Van Damme	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Terrance H. Gregg
Terrance H. Gregg	Chairman and Director

/s/ William R. Grant
William R. Grant	Director

/s/ Benoit La Salle
Benoit La Salle	Director

/s/ Eldon R. Smith
Eldon R. Smith	Director

/s/ John C. Villforth
John C. Villforth	Director

/s/ Dr. Ronald M. Cresswell
Dr. Ronald M. Cresswell	Director

/s/ Dr. Calvin R. Stiller
Dr. Calvin R. Stiller	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has duly signed this Registration Statement, solely in the capacity of the duly authorized representative of Vasogen Inc. indicated below on April 17, 2006.

By:	/s/ Terrance H. Gregg
	Name:	Terrance H. Gregg
	Title:	Chairman and Director

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Jacqueline Le Saux, Canadian in house counsel of the Registrant, regarding the legality of the common stock being registered.

23.1	Consent of Jacqueline Le Saux, Canadian in house counsel of the Registrant (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).